UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2025

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 249 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

Elevai Labs Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2025, PMGC Holdings Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (“Purchasers,” together with the Company, the “Parties”) in connection with a registered direct offering for the offer and sale of 129,145 shares of the Company’s Common Stock, par value $0.0001 (“Common Stock”) and pre-funded warrants to purchase 165,305 shares of Common Stock (“Pre-Funded Warrants”), in the aggregate (such offering, the “Offering”). Pursuant to the Securities Purchase Agreement, the Company also agreed to, amongst other things, adjustment terms in the Pre-Funded Warrants, issuance of the shares underlying the Pre-Funded Warrants upon the exercise of the Pre-Funded Warrants, in accordance with the terms of the Pre-Funded Warrants, and the Parties agreed to customary representations and warranties and agreements and indemnification rights and obligations.

The Pre-Funded Warrants have an exercise price of $0.0001 per share and each Pre-Funded Warrant is exercisable for one share of Common Stock (the shares underlying the Pre-Funded Warrants, the “Warrant Shares”). A holder of the Pre-Funded Warrants (“Holder”) will not have the right to exercise any portion of its Pre-Funded Warrants if the Holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the Holder, such limit may be increased to up to 9.99%) of the number of Common Stock outstanding immediately after giving effect to such exercise. The Pre-Funded Warrants will be immediately exercisable (subject to the aforementioned beneficial ownership limitation) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrant may be exercised, in whole or in part, at such time by means of a cashless exercise, under which cashless exercise the Holder is entitled to receive a number of Warrant Shares under the terms of the Pre-Funded Warrants. The exercise price of the Pre-Funded Warrants is subject to adjustment for stock splits, stock dividends, stock combinations, and similar capital transactions or such other event as further described in the Pre-Funded Warrants. As more fully described in the Securities Purchase Agreement, Holders are also entitled to acquire Purchase Rights (as defined in the Pre-Funded Warrants) upon subsequent rights offerings conducted by the Company, are entitled to certain pro rata distributions, and may be issued shares of Common Stock upon the occurrence of a Fundamental Transaction (as defined in the Pre-Funded Warrants).

The shares of Common Stock, the Pre-Funded Warrants, and the Warrant Shares were offered pursuant to the (i) registration statement on Form S-3 (File No. 333-284505) filed with the U.S. Securities and Exchange Commission (“SEC”) on January 27, 2025 and declared effective by the SEC on February 7, 2025, and the (ii) prospectus supplement filed with the SEC on March 24, 2025.

The Offering was consummated on March 24, 2025. The Company received net proceeds of approximately $1,245,305.76 from the Offering, after deducting offering expenses payable by the Company, including placement agent fees, legal fees, and clearing fees. The Company intends to use the net proceeds from the Offering for general corporate purposes and potential acquisitions of operating companies, which companies are yet to be identified at this time.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) on March 21, 2025 with Univest Securities, LLC (“Univest”), pursuant to which Univest agreed to act as the exclusive placement agent in connection with the Offering. As compensation to Univest, the Company paid Univest a cash fee of 8.0% of the aggregate gross proceeds raised in the Offering and all reasonable travel and other out-of-pocket expenses, including the reasonable fees, costs, and disbursements of its legal counsel, in an amount not to exceed an aggregate of $50,000.

The foregoing summaries of the Securities Purchase Agreement, Pre-Funded Warrant, and Placement Agency Agreement do not purport to be complete and are subject to and are qualified in their entirety by copies of such documents filed as Exhibits 10.1, 4.1, and 10.2, respectively to this Current Report on Form 8-K (“Form 8-K”) and are incorporated herein by reference.

The Company issued a press release announcing the Offering on March 21, 2025. A copy of the press release is filed herein as Exhibit 99.1 and is incorporated by reference.

Item 5.07 Submission of Matters to Vote of Security Holders.

On March 26, 2025, the Company held an in-person Special Shareholders Meeting (the “Special Meeting”). Shareholders eligible to vote on January 28, 2025 (the “Record Date”) were also permitted to listen in on the Special Meeting virtually. Of the 577,471 shares of Common Stock issued and outstanding and eligible to vote as of the close of business on the Record Date, holders of 1,604,898 shares of Common Stock were present in person or by proxy at the Special Meeting, representing 39.70% of the eligible shares, and therefore, a quorum was present.

The proposals voted on at the Special Meeting are more fully described in the Proxy Statement on Schedule 14A filed by the Company with the SEC on March 26, 2025.

The voting results reported herein are the final, certified voting results for each proposal presented at the Annual Meeting, as reported by Kathy Wheadon, the Inspector of Election and a representative from Broadridge Financial Solutions Inc, appointed for the Special Meeting. Such results were as follows:

Proposal 1: The proposal for an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 285,714,286 to 10 billion, was not approved, as follows:

FOR*	AGAINST	ABSTAIN
900,592	703,155	1,151

*While approximately 56.16% of the votes cast on this proposal were in favor of the proposal, the proposal requires the affirmative vote of a majority of all the votes entitled to be cast on the matter in order to be approved.

Proposal 2: The proposal for the issuance of 138,484 shares of common stock upon exercise of new warrants issued under the Warrant Inducement Agreement dated January 27, 2025, and the approval of the adjustment terms within those warrants, was approved, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
432,279	68,569	4,871	1,099,179

Proposal 3: The proposal for approval of an amendment to our Bylaws to provide for a staggered Board of Directors, creating Class I (three-year terms) and Class II (one-year terms), was not approved, as follows:

FOR*	AGAINST	ABSTAIN	BROKER NON-VOTE
276,118	68,947	160,654	1,099,179

*While 80.02% of the votes cast on this proposal were in favor of the proposal, the proposal requires the affirmative vote of a majority of all the votes entitled to be cast on the matter in order to be approved.

Proposal 4: The proposal for approval of the issuance of 3,036,437 shares of non-trading, non-convertible Series B Preferred Stock to GB Capital Ltd. (“GB Capital”), a company wholly owned by Graydon Bensler, the Company’s Chief Executive Officer, as a signing bonus under the Second Amended GB Capital Consulting Agreement, was approved, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
253,717	71,849	180,153	1,099,179

Proposal 5: The proposal for approval of the issuance of 3,336,437 shares of non-trading, non-convertible Series B Preferred Stock to Northstrive Companies Inc., wholly owned by the Company’s Chairman, Braeden Lichti, as a signing bonus under the Second Amended Northstrive Consulting Agreement, was approved, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
269,672	77,506	158,541	1,099,179

Proposal 6: The proposal for approval of the potential adjournment of the Special Meeting, if necessary, to solicit additional votes if Proposals 1 and 3 do not receive sufficient support, was approved,* as follows:

FOR	AGAINST	ABSTAIN
888,767	558,003	158,128

*Despite the shareholders’ approval of Proposal 6, the Company will not be adjourning the Special Meeting.

Item 8.01 Other Events

On March 21, 2025, Northstrive Biosciences Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Northstrive Biosciences”), entered into the First Amendment to License Agreement (“Amended License Agreement”) with MOA Life Plus Co., Ltd., a Korean corporation (“MOA”), which amended and restated certain terms of the License Agreement between MOA and Northstrive Biosciences entered into on April 30, 2024 (“Original License Agreement”). The Amended License Agreement expanded the scope of the Company’s license rights from MOA by broadening the definition of “Field” in the Original License Agreement to include all uses in animal health, including all applications as a feed additive. As consideration for entering into the Amended License Agreement, the Company will pay MOA a non-creditable and non-refundable amendment fee. Additionally, within thirty (30) days after the issuance of the first Licensed Patent with at least one claim Covering an animal health application of one or more Compounds, the Company shall make a one-time, non-creditable, non-refundable milestone payment to MOA. Capitalized terms used but not defined in Item 8.01 of this Form 8-K have the meanings set forth in the Amended License Agreement.

The foregoing summary of the Amended License Agreement does not purport to be complete and is subject to and are qualified in their entirety by copies of the Amended License Agreement filed as Exhibit 10.3, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
10.3+	First Amendment to License Agreement between Northstrive Biosciences Inc. and MOA Life Plus Co., Ltd. dated March 21, 2025
99.1	Press Release dated March 21, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL).

+	Portions of this exhibit have been redacted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2025

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

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